UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	July 25, 2013
(Date of earliest event reported)	July 24, 2013

ONEOK Partners, L.P.
(Exact name of registrant as specified in charter)

Delaware	1-12202	93-1120873
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 25, 2013, ONEOK, Inc. (“ONEOK”) announced that its Board of Directors unanimously authorized management to pursue a plan to separate ONEOK’s natural gas distribution business into a standalone publicly traded company, resulting in two independent highly focused energy companies (the “Separation”). Upon completion of the Separation, ONEOK Partners, L.P. (the “ONEOK Partners”) expects the following executive officer changes:

John W. Gibson will step down as chief executive officer and will retire as an employee of ONEOK Partners and ONEOK. He will become non-executive chairman of the Board of Directors of ONEOK Partners (the “Board”) and non-executive chairman of the Board of Directors of ONEOK. Mr. Gibson will remain chairman and chief executive officer of ONEOK Partners and ONEOK until the completion of the Separation.

Terry K. Spencer, 54, will become chief executive officer of ONEOK Partners and ONEOK, succeeding Mr. Gibson. Mr. Spencer is currently president of ONEOK Partners and ONEOK and a member of the Board, and he will continue in those roles. Mr. Spencer joined ONEOK in 2001 as director, project development, for natural gas gathering and processing. Later, he served as vice president of natural gas supply and project development in the natural gas gathering and processing segment of ONEOK. In 2005, Mr. Spencer became senior vice president of ONEOK’s natural gas liquids business following the asset acquisition from Koch. He became president of natural gas liquids of ONEOK in 2006. From 2007 to 2009, he was executive vice president of ONEOK, with responsibilities for ONEOK Partners’ natural gas liquids gathering and fractionation, and pipeline segments, as well as the ONEOK’s energy services segment. He most recently served as chief operating officer of ONEOK Partners and was responsible for the partnership’s three operating segments - natural gas gathering and processing, natural gas pipelines and natural gas liquids. Mr. Spencer is a member of the Gas Processors Association Board of Directors and executive and finance committee. He earned a Bachelor of Science degree in petroleum engineering in 1981 from the University of Alabama in Tuscaloosa.

Pierce H. Norton II will step down as executive vice president of commercial and will resign as an employee of ONEOK Partners and of ONEOK. Mr. Norton will become president and chief executive officer of the newly created company to be called ONE Gas, Inc. Mr. Norton will remain executive vice president of commercial until the completion of the Separation.

Robert F. Martinovich will step down as executive vice president of operations and will be appointed executive vice president of commercial, replacing Pierce H. Norton II. Mr. Martinovich will remain executive vice president of operations until the completion of the Separation.

Curtis L. Dinan will step down as senior vice president of natural gas and will resign as an employee of ONEOK Partners and of ONEOK. Mr. Dinan will become senior vice president, chief financial officer and treasurer of the newly created company to be called ONE Gas, Inc. Mr. Dinan will remain a senior vice president until the completion of the Separation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 25, 2013	ONEOK Partners, L.P. By: ONEOK Partners GP, L.L.C., General Partner

		By:	/s/ Derek S. Reiners
Derek S. Reiners Senior Vice President, Chief Financial Officer and Treasurer

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